EXHIBIT 99.1

LHC Group Announces Fourth Quarter EPS of $0.44 and 17.8% Growth in Adjusted EPS to $0.53

Establishes Financial Guidance for 2016

LAFAYETTE, La., March 02, 2016 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG), a national provider of home health, hospice, community-based and comprehensive post-acute healthcare services, today announced its financial results for the three months and year ended December 31, 2015.

Financial Results for the Fourth Quarter

  Net service revenue increased 13.2% to $219.0 million for the fourth quarter of 2015 compared with $193.4 million for the fourth quarter of 2014.
  Net income attributable to LHC Group for the fourth quarter of 2015 was $7.7 million, or $0.44 per diluted share, compared with $5.5 million, or $0.32 per diluted share, in the same period of 2014.
  Adjusted net income attributable to LHC Group increased 21.0% to $9.3 million and 17.8% to $0.53 per diluted share for the fourth quarter of 2015 from $7.7 million and $0.45 per diluted share for the fourth quarter of 2014.(1)
  Total comparable-quarter growth in admissions for all service lines was 7.7%.
  Total comparable-quarter organic growth in home health admissions was 4.0%.

Financial Results for the Year

  Net service revenue grew 11.3% to $816.4 million for 2015 compared with $733.6 million for 2014.
  Net income attributable to LHC Group for 2015 was $32.3 million, or $1.84 per diluted share.
  Adjusted net income attributable to LHC Group for 2015 increased 41.9% to $34.1 million and 39.6% to $1.94 per diluted share.(1)
  Total growth in admissions for all service lines for 2015 was 8.3% compared with 2014.
  Total organic growth in home health admissions for 2015 was 3.4% compared with 2014.
  General and administrative expense improved 140 basis points to 30.5% of revenue for 2015.

(1) See "Reconciliation of Non-GAAP Measures - Adjusted net income attributable to LHC Group" to GAAP results on page 9.

"LHC Group produced substantial profitable growth for the fourth quarter of 2015 to complete a year of strong financial performance," said Keith G. Myers, LHC Group's chairman and CEO. "The double-digit increase in our revenues reflected continued meaningful organic revenue growth, which, at 5.9%, was our strongest quarterly performance for the year. Our acquisition strategy also again drove our results. For 2015, we completed seven acquisition transactions, for nine home health agencies, 17 hospice agencies and two community-based services agencies, which generate aggregate annualized revenue of $64.6 million. These transactions included the fourth quarter acquisitions of Halcyon Hospice with approximately $41 million of annualized revenue and two home health agencies in Kentucky with approximately $7.6 million in aggregate annualized revenue. In addition, our ongoing cost containment efforts, combined with increased revenue-driven operating leverage, produced a 60 basis-point improvement in G&A as a percentage of revenue for the fourth quarter.

"I congratulate our team for these results, even as we continued to achieve above-industry quality scores. We expect our growth momentum to continue in 2016, as we capitalize on opportunities for further organic growth and evaluate a very robust pipeline of potential acquisition opportunities. With cash flow from operations for 2015 of $60 million and availability under our credit agreement of $117.1 million at year end, we are confident of our ability to execute our growth plans for 2016.

"Over the longer term, we also believe LHC Group is well positioned for the shift in the reimbursement system to value-based payment models, which incentivize payors to leverage the capabilities of high quality home health providers. We are already seeing an increase in the volume and acuity of our admissions as payors shift patients from more intensive and more expensive clinical settings, and we are already making a difference in the lives of our patients and their families with our innovative physician-led clinical protocols. With this shift intensifying over the coming years, we expect to be a leading partner of choice for health systems and payors as they seek to improve their patients’ non-acute care. Based on LHC Group’s demonstrated quality of care, scale and market density, innovative, data-driven technology capabilities, financial strength and proven acquisition and integration expertise, we expect to leverage these favorable market dynamics to produce further long-term growth in earnings and shareholder value."

FY 2016 Guidance
Fiscal year 2016 net service revenue is expected to be in the range of $870 million to $890 million, and fully diluted earnings per share are expected to be in the range of $1.90 to $2.00. This guidance includes:

(1) the negative impact from the Medicare Home Health Prospective Payment System for 2016, which is expected to have an approximate 2% impact, or $9.5 million reduction to Medicare Home Health revenue and $0.32 reduction in fully diluted earnings per share for 2016; and
(2) the negative impact from the Medicare Long-Term Care Hospital (LTCH) Prospective Payment System (PPS), which establishes two different types of LTCH PPS payment rates depending on whether the patient meets certain clinical criteria: the LTCH PPS standard Federal payment rate and a new LTCH PPS site neutral payment rate comparable to the IPPS payment rates. The effect from the LTCH PPS is a 4.9% impact, or an expected $3.6 million reduction to Medicare LTCH revenue or $0.06 net reduction in fully diluted earnings per share for 2016 after implementation strategies.

The Company's financial guidance does not take into account the impact of other future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call
LHC Group will host a conference call on Thursday, March 3, 2016, at 11:00 a.m. Eastern time to discuss its fourth quarter and full year 2015 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, March 10, 2016, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 19231055. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and long-term acute care hospitals.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	Dec. 31, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash	$6,139	$531
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $26,712 and $18,582, respectively	110,350	97,498
Other receivables	2,093	1,334
Amounts due from governmental entities	1,081	1,164
Total receivables, net	113,524	99,996
Deferred income taxes	–	11,381
Prepaid income taxes	1,949	3,093
Prepaid expenses	10,833	8,724
Other current assets	5,835	3,777
Receivable due from insurance carrier	550	7,850
Total current assets	138,830	135,352
Property, building and equipment, net of accumulated depreciation of $38,907 and $44,683, respectively	38,096	34,787
Goodwill	290,694	240,019
Intangible assets, net of accumulated amortization of $8,496 and $6,560, respectively	96,405	79,685
Other assets	2,029	1,896
Total assets	$566,054	$491,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$24,586	$19,278
Salaries, wages and benefits payable	28,098	22,466
Self-insurance reserve	9,636	6,559
Current portion of long-term debt	241	230
Amounts due to governmental entities	7,055	4,459
Legal settlement payable	550	7,850
Total current liabilities	70,166	60,842
Deferred income taxes	23,729	33,592
Income tax payable	3,415	3,415
Revolving credit facility	98,000	60,000
Long-term debt, less current portion	543	778
Total liabilities	195,853	158,627
Noncontrolling interest – redeemable	12,408	11,517
Stockholders’ equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,224,423 and 22,015,211 shares issued in 2015 and 2014, respectively	222	220
Treasury stock – 4,776,560 and 4,734,363 shares at cost, respectively	(37,139)	(35,660)
Additional paid-in capital	113,793	108,708
Retained earnings	277,706	245,371
Total LHC Group, Inc. stockholders’ equity	354,582	318,639
Noncontrolling interest – non-redeemable	3,211	2,956
Total stockholders’ equity	357,793	321,595
Total liabilities and stockholders’ equity	$566,054	$491,739

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net service revenue	$218,993	$193,371	$816,366	$733,632
Cost of service revenue	128,940	112,792	480,878	434,775
Gross margin	90,053	80,579	335,488	298,857
Provision for bad debts	4,369	4,081	19,243	15,780
General and administrative expenses	68,106	61,287	248,629	233,945
Impairment of intangibles and other	1,025	3,646	1,273	3,646
Operating income	16,553	11,565	66,343	45,486
Interest expense	(769)	(625)	(2,302)	(2,486)
Non-operating income	100	106	457	265
Income before income taxes and noncontrolling interest	15,884	11,046	64,498	43,265
Income tax expense	5,752	3,314	22,848	14,513
Net income	10,132	7,732	41,650	28,752
Less net income attributable to noncontrolling interest	2,398	2,198	9,315	6,915
Net income attributable to LHC Group, Inc.’s common stockholders	$7,734	$5,534	$32,335	$21,837

Earnings per share – basic:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.44	$0.32	$1.86	$1.27

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.44	$0.32	$1.84	$1.26

Weighted average shares outstanding:
Basic	17,447,691	17,274,677	17,405,379	17,229,026
Diluted	17,647,483	17,419,423	17,547,531	17,315,333

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
Operating activities
Net income	$41,650	$28,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,955	9,571
Provision for bad debts	19,243	15,780
Stock based compensation expense	4,225	4,094
Deferred income taxes	1,518	2,402
Impairment of intangibles and other	1,990	3,650
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(27,951)	(16,372)
Prepaid expenses and other assets	(3,793)	191
Prepaid income taxes	441	911
Accounts payable and accrued expenses	10,526	(10,460)
Net amounts due to/from governmental entities	130	138
Net cash provided by operating activities	59,934	38,657

Investing activities
Purchases of property, building and equipment	(13,283)	(8,105)
Cash paid for acquisitions, primarily goodwill and intangible assets	(70,572)	(73,933)
Net cash used in investing activities	(83,855)	(82,038)

Financing activities
Proceeds from line of credit	83,000	75,000
Payments on line of credit	(45,000)	(37,000)
Proceeds from employee stock purchase plan	782	782
Payments on debt	(233)	(202)
Noncontrolling interest distributions	(8,324)	(6,843)
Payment of deferred financing fees	–	(852)
Excess tax benefits from vesting of restricted stock	914	124
Redemption of treasury shares	(1,479)	(945)
Purchase of additional noncontrolling interest	(275)	(359)
Proceeds from exercise of stock options	144	–
Sale of noncontrolling interest	–	193
Net cash provided by financing activities	29,529	29,898
Change in cash	5,608	(13,483)
Cash at beginning of period	531	14,014
Cash at end of period	$6,139	$531

Supplemental disclosures of cash flow information
Interest paid	$1,870	$2,461
Income taxes paid	$20,361	$11,781

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2015
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$158,279	$31,166	$10,488	$19,060	$218,993
Cost of service revenue	92,147	18,271	7,444	11,078	128,940
Provision for bad debts	3,627	306	384	52	4,369
General and administrative expenses	49,352	11,096	2,155	5,503	68,106
Impairment of intangibles and other	1,025	–	–	–	1,025
Operating income	12,128	1,493	505	2,427	16,553
Interest expense	(607)	(85)	(8)	(69)	(769)
Non-operating income	89	13	1	(3)	100
Income before income taxes and noncontrolling interest	11,610	1,421	498	2,355	15,884
Income tax expense	4,173	485	230	864	5,752
Net income	7,437	936	268	1,491	10,132
Less net income attributable to noncontrolling interest	1,839	299	(43)	303	2,398
Net income attributable to LHC Group, Inc.'s common stockholders	$5,598	$637	$311	$1,188	$7,734
Total assets	$394,392	$101,641	$31,235	$38,786	$566,054

	Three Months Ended December 31, 2014
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$147,637	$18,260	$9,439	$18,035	$193,371
Cost of service revenue	84,473	10,325	6,821	11,173	112,792
Provision for bad debts	3,104	442	366	169	4,081
General and administrative expenses	48,821	4,888	2,264	5,314	61,287
Impairment of intangibles and other	3,269	202	–	175	3,646
Operating income	7,970	2,403	(12)	1,204	11,565
Interest expense	(495)	(63)	(4)	(63)	(625)
Non-operating income	99	3	1	3	106
Income before income taxes and noncontrolling interest	7,574	2,343	(15)	1,144	11,046
Income tax expense	2,319	558	22	415	3,314
Net income	5,255	1,785	(37)	729	7,732
Less net income attributable to noncontrolling interest	1,780	294	(24)	148	2,198
Net income attributable to LHC Group, Inc.’s common stockholders	$3,475	$1,491	$(13)	$581	$5,534
Total assets	$386,511	$34,847	$34,027	$36,354	$491,739

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Year Ended December 31, 2015
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$613,188	$85,854	$41,202	$76,122	$816,366
Cost of service revenue	354,750	50,906	29,076	46,146	480,878
Provision for bad debts	15,736	1,002	1,816	689	19,243
General and administrative expenses	191,135	26,517	8,506	22,471	248,629
Impairment of intangibles and other	1,245	–	28	–	1,273
Operating income	50,322	7,429	1,776	6,816	66,343
Interest expense	(1,819)	(253)	(23)	(207)	(2,302)
Non-operating income	397	38	3	19	457
Income before income taxes and noncontrolling interest	48,900	7,214	1,756	6,628	64,498
Income tax expense	17,173	2,541	787	2,347	22,848
Net income	31,727	4,673	969	4,281	41,650
Less net income attributable to noncontrolling interest	7,424	1,077	(144)	958	9,315
Net income attributable to LHC Group, Inc.'s common stockholders	$24,303	$3,596	$1,113	$3,323	$32,335
Total assets	$394,392	$101,641	$31,235	$38,786	$566,054

	Year Ended December 31, 2014
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$564,966	$67,621	$27,698	$73,347	$733,632
Cost of service revenue	329,856	39,804	19,611	45,504	434,775
Provision for bad debts	13,072	909	873	926	15,780
General and administrative expenses	187,281	18,882	6,551	21,231	233,945
Impairment of intangibles and other	3,269	202	–	175	3,646
Operating income	31,488	7,824	663	5,511	45,486
Interest expense	(1,969)	(249)	(19)	(249)	(2,486)
Non-operating income	201	43	2	19	265
Income before income taxes and noncontrolling interest	29,720	7,618	646	5,281	43,265
Income tax expense	10,999	1,955	105	1,454	14,513
Net income	18,721	5,663	541	3,827	28,752
Less net income attributable to noncontrolling interest	5,121	1,122	(36)	708	6,915
Net income attributable to LHC Group, Inc.'s common stockholders	$13,600	$4,541	$577	$3,119	$21,837
Total assets	$386,511	$34,847	$34,027	$36,354	$491,739

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Key Data:
Home-Health Services:
Locations	283	277	283	277
Acquired	4	2	9	40
De novo	–	–	–	3
Divested/Consolidated	(3)	(11)	(6)	(22)
Total new admissions	36,249	34,329	143,197	133,054
Medicare new admissions	24,060	23,404	96,911	90,490
Average daily census	37,060	36,153	36,752	35,299
Average Medicare daily census	27,432	26,781	27,297	26,336
Medicare completed and billed episodes	48,636	46,726	191,208	182,896
Average Medicare case mix for completed and billed Medicare episodes	1.02	1.01	0.99	0.99
Average reimbursement per completed and billed Medicare episodes	$2,508	$2,445	$2,475	$2,397
Total visits	1,088,846	1,012,677	4,183,204	3,911,293
Total Medicare visits	804,537	750,924	3,107,029	2,912,440
Average visits per completed and billed Medicare episodes	16.5	16.1	16.1	15.9
Organic growth:(1)
Net revenue	5.9%	2.0%	4.5%	1.4%
Net Medicare revenue	5.5%	-0.8%	3.5%	-0.4%
Total new admissions	4.0%	4.5%	3.4%	1.6%
Medicare new admissions	1.5%	3.0%	2.4%	1.2%
Average daily census	0.9%	-0.7%	0.1%	-3.5%
Average Medicare daily census	0.9%	-3.1%	-0.5%	-4.1%
Medicare completed and billed episodes	3.2%	-1.2%	1.4%	0.9%

Community-Based Services:
Locations	13	12	13	12
Acquired	–	–	2	6
De novo	–	–	–	–
Divested/Consolidated	–	(1)	(1)	(1)
Average daily census	1,423	1,240	1,124	984
Billable hours	307,781	304,618	1,213,870	911,217
Revenue per billable hour	$34.08	$30.99	$33.94	$30.40

Hospice-Based Services:
Locations	56	38	56	38
Acquired	16	–	17	6
De novo	–	1	2	1
Divested/Consolidated	(2)	1	(1)	(3)
Admissions	2,225	1,412	6,787	5,546
Average daily census	2,360	1,387	1,675	1,343
Patient days	217,157	127,633	611,493	490,252
Average revenue per patient day	$144	$143	$141	$138

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	14,450	15,589	61,427	62,352
Average revenue per patient day	$1,249	$1,115	$1,183	$1,130

 (1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended Dec. 31, 2015	Year Ended Dec. 31, 2015
Net income attributable to LHC Group, Inc.’s common stockholders	$7,734	$32,335
Add (net of tax):
Disposal costs on closures of underperforming locations (1)	657	657
Goodwill and intangible disposal costs (2)	605	749
Acquisition costs (3)	341	341
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$9,337	$34,082

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Unaudited)

	Three Months Ended Dec. 31, 2015	Year Ended Dec. 31, 2015
Net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.44	$1.84
Add:
Disposal costs on closures of underperforming locations (1)	0.04	0.04
Goodwill and intangible disposal costs (2)	0.03	0.04
Acquisition costs (3)	0.02	0.02
Adjusted net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.53	$1.94

(1) Disposal costs related to the closures of underperforming locations
(2) Goodwill and intangible disposal costs related to closures of underperforming locations and indefinite-lived intangible impairment related to write down of the assets.
(3) Cost associated with Halcyon and Nurses Registry acquisitions.

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com